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                                                       Exhibit 99(b)



August 18, 1999



Dear Coddle Creek Financial Corp. Shareholder:

The Board of Directors of Coddle Creek Financial Corp. has declared a dividend totaling $17.18 for each share of the Corporation's issued and outstanding common stock. The special distribution is payable on September 8, 1999 to shareholders of record on August 30, 1999. A portion of the dividend will represent a regular dividend for the period ending December 31, 1999. The remainder will be a special dividend. Further information about this will be provided in the future.

We appreciate your support.  Please let us know your questions.

Sincerely yours,

CODDLE CREEK FINANCIAL CORP.


/s/ George W. Brawley, Jr.

George W. Brawley, Jr.
President